[CRITICAL PATH LETTERHEAD]

May 29, 2003

«Shareholder»
«Address»
«City», «State» «Zip»

Re:	Critical Path, Inc. — Annual Meeting of Shareholders

Dear «Salutation»:

     I am pleased to invite you to attend the Annual Meeting of Shareholders of Critical Path, Inc. to be held on Wednesday, June 25, 2003 at 10:00 a.m. local time at the Park Hyatt hotel located at 333 Battery Street, San Francisco, California.

     The agenda for this year’s meeting is identified and described in the enclosed materials, which include a copy of Critical Path’s Annual Report to Shareholders. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible by completing, signing and returning the enclosed proxy card in the return envelope provided. If possible, please return your proxy card by Tuesday, June 10, 2003. Your vote is important. Voting by written proxy will ensure your representation at the Annual Meeting even if you do not attend in person.

Very truly yours,

Michael J. Zukerman, Senior Vice President, General Counsel and Secretary

CRITICAL PATH, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
To be held on June 25, 2003

The undersigned hereby appoints William E. McGlashan, Jr. and Michael J. Zukerman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Series D Cumulative Redeemable Convertible Participating Preferred Stock (“Series D Preferred Stock”) of Critical Path, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Critical Path, Inc. to be held at the Park Hyatt Hotel located at 333 Battery Street, San Francisco, California on Wednesday, June 25, 2003 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

Unless a contrary direction is indicated, this Proxy will be voted FOR the election of directors, FOR Proposal 2, 3 and 4 as more specifically described in the Proxy Statement, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:	To elect six directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified consisting of William E. McGlashan, Jr., William S. Cohen, Ross Dove, Raul J. Fernandez, Wm. Christopher Gorog and Steven R. Springsteel:

☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES

☐	FOR ALL NOMINEES, EXCEPT AS NOTED BELOW

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:	To approve a) the grant of sole discretionary authority to Critical Path’s Board of Directors to amend Critical Path’s Amended and Restated Articles of Incorporation to effect a reverse stock split of Critical Path’s Common Stock at a specific ratio to be determined by the Board of Directors within a range from 1-for-2 to 1-for-10; and b) the form of the Certificate of Amendment of Amended and Restated Articles of Incorporation by which the Board of Directors may consummate such action;

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3:	To approve an amendment to the Company’s Bylaws to increase the authorized number of directors on the Board of Directors from a range of four (4) to seven (7) directors to a range of five (5) to nine (9) directors;

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 4:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the 2003 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies of the undersigned are authorized to vote upon such other business as may properly come before the meeting or any postponements, continuations and adjournments thereof.

Dated: , 2003

Signature(s)

Please sign exactly as your name appears hereon. If the Series D Preferred Stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please give full partnership name and have a duly authorized individual sign, stating title.

Please vote, date, sign and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.